As filed with the Securities and Exchange Commission on September 13, 2004
                                                          Reg. No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                 RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                        13-3186327
    (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)         identification No.)

               140 BROADWAY, 46TH FLOOR, NEW YORK, NEW YORK 10005
               (Address of principal executive offices) (Zip Code)

                        --------------------------------

               2004 STATUTORY AND NON- STATUTORY STOCK OPTION PLAN
                              (Full title of plan)

                        --------------------------------

                                  MAX KHAN, CEO
                            140 BROADWAY, 46TH FLOOR
                            NEW YORK, NEW YORK 10005
                     (Name and address of agent for service)

                                  212-858-7590
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share*           Price                 Registration fee
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            2,500,000                      $.20               $500,000            $63.35
($.0001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Receivable Acquisition & Management Corporation on September 10, 2004.

Prospectus

                 Receivable Acquisition & Management Corporation

                        2,500,000 SHARES OF COMMON STOCK

                            ISSUABLE PURSUANT TO THE

               2004 STATUTORY AND NON- STATUTORY STOCK OPTION PLAN

         This prospectus relates to the sale of up to 2,500,000 shares of common stock of Receivable Acquisition & Management Corporation offered by certain holders of our securities acquired upon the exercise of warrants issued to such persons pursuant to various employment agreements. Of such shares, we are registering 500,000 shares of common stock to be issued in connection with our 2004 Statutory and Non-Statutory Stock Option Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Pink Sheets under the symbol "RCVA." On September 10, 2004, the closing sale price of the common stock was $.20 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is September 10, 2004.

                                TABLE OF CONTENTS
                                                                           PAGE

Prospectus Summary                                                         4
Risk Factors                                                               5
Selling Stockholders                                                       10
Plan of Distribution                                                       12
Interests of Named Experts and Counsel                                     13
Incorporation of Certain Documents by Reference                            13
Disclosure of Commission Position on Indemnification For Securities Act
  Liabilities                                                              13
Available Information

                               PROSPECTUS SUMMARY
GENERAL OVERVIEW

Summary

            We had ceased operations on August 2000 and filed a Chapter 11 petition in the United States Bankruptcy Court for the Eastern District of New York. The order was confirmed July 28, 2003. During the fourth quarter of 2004, we brought in a new management team in order to implement a new business strategy. We are now engaged in the purchase and recovery of defaulted consumer receivables.

         Our principal offices are located at 140 Broadway, 46th Floor, New York, New York 10005, and our telephone number is 212-858-7590. We are formed under the laws of the state of Delaware.

THE OFFERING

Shares of common stock outstanding prior to this offering.......................      14,845,725

Shares offered in this prospectus...............................................       2,500,000

Total shares outstanding after this offering ...................................      17,345,725

Use of proceeds.................................................................      We will not receive any proceeds from the
                                                                                      sale of the shares of common stock offered in
                                                                                      this prospectus.

                                    BUSINESS

HISTORY

         On July 28, 2003, the U.S. Bankruptcy Court for the Eastern District of New York confirmed our Plan of Reorganization. As reorganized, we were essentially without a specific business. Through the efforts of Matterhorn Holdings, Inc., we located a business opportunity and new management (Max Khan) for our company. Max Khan, our President and CEO, took steps to establish our operations in the receivable acquisition and management business through a newly formed wholly owned subsidiary Receivable Acquisition and Management Corp. of New York, which was subsequently dissolved after the Company's name was changed from Feminique Corporation to Receivable Acquisition & Management Corporation following the adoption of a resolution to change the name by the shareholders of the Company. As such, we became engaged in the business of locating and acquiring suitable portfolios of distressed debt (consumer retail installment contracts and like instruments), and we are specializing in the attempted collection, restructuring, resale and/or securitization of such receivable portfolios acquired at deep discounts.

GENERAL  OUTSOURCING SERVICES

         In this connection, Gobind Sahney, the owner of General Outsourcing Services, Inc., a private receivable servicing and management company, joined our company in October, 2003 as Chairman of the Board of Directors. General Outsourcing Services, Inc. specializes in the business of purchasing, collecting, restructuring, reselling, securitizing and servicing receivable portfolios acquired at deep discounts. Upon increasing our authorized common stock, we agreed to acquire 100% interest in General Outsourcing Services, Inc. in exchange for 4,230,000 shares of our common stock. Over the last 3 years, General Outsourcing Services, Inc. has established relationships enabling it to identify and locate portfolios of distressed debt from a number of sources including, but not limited to, national banks, credit grantors, and loan brokers. Through the acquisition of General Outsourcing Services, we acquired the servicing capability of a licensed collections agency equipped with state-of-the-art telecommunication system, payment system and proprietary debt management and collection software.

BUSINESS DESCRIPTION

      Our approach to buying distressed debt is based on risk-adjusted value. We attempt to identify value objects within portfolios available for purchase. We will attempt to differentiate ourselves from the rest of the industry based on the following:

      o     Invaluable knowledge of quantitative and qualitative variables;

      o Complete knowledge of the history of debt under consideration for purchase;

      o Better understanding of portfolio's characteristics than the originator/seller of the debt;

      o Greater emphasis on how the debt is originated - telemarketing, direct mail solicitation, face to face in the office, home or casual event. Individuals who make the effort to complete forms in person or at home are more likely to be debt conscientious than individuals who respond to a telemarketers questions; and

      o Review in more detail as to why the individual took on the debt - was it to buy something of need or a spontaneous purchase.

COMPETITION

         The consumer credit recovery industry is highly competitive. We will compete with a wide range of third-party collection companies and other financial services companies, which may have substantially greater personnel and financial resources than we do. In addition, some of the competitors sign forward flow contracts under which originating institutions have agreed to transfer charged-off receivables to them in the future, which could restrict those originating institutions from selling receivables to us. Competitive pressures affect the availability and pricing of receivable portfolios, as well as the availability and cost of qualified recovery personnel. In addition to competition within the industry focused on the purchase and servicing of charged-off debt, traditional recovery agencies and in-house recovery departments remain the primary recovery solutions employed by issuers. We believe that some of our major competitors, who include companies that focus primarily on the purchase of charged-off receivable portfolios, have continued to diversify into third party agency collections and into offering credit card and other financial services as part of their recovery strategy. When purchasing receivables, we competes primarily on the basis of the price paid for receivable portfolios. There continues to be consolidation of credit grantors for various industries. This consolidation has limited the sellers in the market and has correspondingly given the remaining sellers increasing market strength in the price and terms of the sale of credit accounts. This reflects increased competition and we may be unwilling to accept less favorable contract terms for certain offered pools of receivables.

EMPLOYEES

            Other than Max Khan, the President and CEO, Gobind Saheny, the Chairman and Steven Lowe, Secretary, we have three additional employees and we anticipate hiring additional employees in the near future.

RISK FACTORS

RISKS RELATING TO OUR COMPANY

OUR LIQUIDITY IS LIMITED AND WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT FUNDS TO OPERATE OUR BUSINESS

         Our cash is currently very limited and may not be sufficient to fund future operations. These factors may make the timing, amount, terms and conditions of additional financing unattractive. If we are unable to raise additional capital, any future operations could be impeded.
If we obtain additional funding, the issuance of additional capital stock may be dilutive to our stockholders.

OUR AUDITORS INCLUDED AN EXPLANATORY PARAGRAPH IN THEIR REPORT STATING THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, AND IF WE CANNOT OPERATE AS A GOING CONCERN, OUR STOCK PRICE WILL DECLINE AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

         Our auditors included an explanatory paragraph in their report on our financial statements for the year ended September 30, 2003 which states that, due to recurring losses from operations since our inception, there is substantial doubt about our ability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.

WE MAY NOT BE ABLE TO COLLECT THE DEBT WE ACQUIRE WHICH WOULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS

         We may not be able to collect the debt acquired and service receivables that the customers have failed to pay and the sellers have written off. The originating institutions generally make numerous attempts to recover on their non-performing receivables, often using a combination of their in-house collection and legal departments as well as collection agencies. These receivables are difficult to collect and we may not cover the costs associated with purchasing of receivables and operations. In addition, the ability to recover on receivables and produce sufficient returns can be negatively impacted by the quality of the purchased receivables. We may purchase from sellers certain receivables that fail to comply with certain terms of the purchase agreements, and in the normal course of our business, we will return these receivables to the sellers. Ineligible accounts that we unable to return to the sellers will yield a lower return than conforming accounts, or none at all. If actual collection experience with respect to a receivable portfolio is significantly lower than we projected when we purchased the portfolio, consolidated financial condition and results of operations could deteriorate.

WE MAY NOT BE ABLE TO PURCHASE RECEIVABLE PORTFOLIOS AT FAVORABLE PRICES WHICH WOULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS

         We may not be able to purchase receivables at sufficiently favorable prices or on sufficiently favorable terms for us to be successful. The availability of receivable portfolios at favorable prices and on favorable terms depends on a number of factors outside of our control, including the continuation of the current growth trends in consumer debt and sales of receivable portfolios by originating institutions, as well as competitive factors affecting potential purchasers and sellers of receivables. In this regard, we compete with other purchasers of defaulted consumer receivables and with third-party collection agencies, and will be affected by financial service companies that manage their own defaulted consumer receivables. Some of the competitors have greater capital resources than we do. The possible entry of new competitors, including competitors that historically have focused on the acquisition of different asset types and the expected increase in competition from current market participants, may reduce access to receivables. In addition, aggressive pricing by competitors could raise the price of receivable portfolios above levels that we are willing to pay.

         WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH MAY LIMIT OUR ACTIVITIES AND NEGATIVELY IMPACT OUR RESULT OF OPERATIONS AS A RESULT OF COMPLYING WITH THESE REGULATIONS

         We are considered a debt owner and not a collection agency. We are required to comply with applicable laws in a number of U.S. states. A collection agency must maintain licenses to perform debt recovery services and must satisfy related bonding requirements. We will only use collection agencies that are licensed and meet all regulatory requirements. The Fair Debt Collection Practices Act (the "FDCPA") and comparable state statutes establish specific guidelines and procedures, which debt collectors must follow when communicating with customers, including the time, place and manner of the communications. Our policy is to comply with the provisions of the FDCPA and comparable state statutes in all of our recovery activities, even though we may not be specifically subject to these laws. Our failure to comply with these laws could have a material adverse effect on us if they apply to some or all of our recovery activities. The relationship between a customer and a credit grantor is extensively regulated by U.S. federal and state consumer protection and related laws and regulations. While we are not a credit grantor, these laws affect some of our operations because our receivables were originated through credit issuing transactions. In addition to the FDCPA, significant U.S. federal laws applicable to our business include the following:

      o     Truth-In-Lending Act;

      o     Fair Credit Billing Act;

      o     Equal Credit Opportunity Act;

      o     Fair Credit Reporting Act;

      o     Electronic Funds Transfer Act;

      o     Gramm - Leach - Bliley Act; and

      o     Regulations that relate to these acts.

         Additionally, there are comparable statutes in those states in which customers reside or in which the originating institutions are located. Some laws prohibit discriminatory practices in connection with the extension of credit. If the originating institution fails to comply with applicable statutes, rules, and regulations, it could create claims and rights for the customers that would reduce or eliminate their obligations under their receivables, and have a possible material adverse effect on us. When we acquire receivables, we will generally require the originating institution to contractually indemnify us against losses caused by our failure to comply with applicable statutes, rules, and regulations relating to the receivables before they are sold to us.

THE DISTRESSED DEBT BUSINESS CAN BE QUITE LITIGIOUS, WITH DEBTORS SEEKING TO TAKE ADVANTAGE OF THE VARIOUS DEBTOR PROTECTION FEDERAL AND STATE LAWS, WHICH SUBJECTS US TO ONGOING LAWSUITS AND MAY HINDER OR PREVENT OUR COLLECTION EFFORTS AND DECREASE OUR REVENUE.


         There are a wide range of laws designed to protect debtors from unscrupulous practices by debt collectors. These laws include the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, and others. Some of these laws allow for private legal action against collection companies. Though we have implemented policies designed to minimize the likelihood of such lawsuits, with a special emphasis on discouraging class-action lawsuits, lawsuits may still will be filed, and may be successful. Such litigation, or threat of litigation, decreases to some extent the likelihood of collecting certain debt, which potentially decreases returns on the collection of our receivables.



IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

         We need to raise additional funds through public or private debt or equity financings to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

OUR COMPANY HAS A HISTORY OF LOSSES AND WE EXPECT TO INCUR MUCH HIGHER LOSSES FOR THE FORESEEABLE FUTURE.

We have incurred operating losses in every year of our existence. We have not achieved profitability and expect to continue to incur net losses as we develop our new business line. The extent of future losses and the time required to achieve profitability is highly uncertain.

RISKS RELATED TO OUR STOCK

WE HAVE ANTI-TAKEOVER PROVISIONS, WHICH COULD INHIBIT POTENTIAL INVESTORS OR DELAY OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR YOU.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the Penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders upon exercise of the warrants, if any. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     SHARES BENEFICIALLY OWNED                                  SHARES BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING                                        AFTER THE OFFERING
                                  --------------------------------------------------------------------------------------------------
                                                                          TOTAL
             NAME                     NUMBER            PERCENT       SHARES OFFERED        NUMBER                PERCENT
------------------------------------------------------------------------------------------------------------------------------------
Max Khan, CEO, President and             3,050,000            20.5%           150,000         2,900,000              19.5%
Director
Steven Lowe, Director                       50,000                *            50,000                 0                  *
Gobind Sahney, Chairman of               1,020,000            6.87%           150,000           870,000               5.0%
the Board
John Figliolini                       9,076,951(1)            42.3%           100,000         8,976,951              42.3%
All Officers and Directors as
a group                                  4,120,000            27.8%           350,000         3,770,000              25.4%



* Less than one percent.

(1) John Figliolini is the direct beneficial owner of 337,154 shares of common stock. Mr. Figliolini also indirectly owns an additional 252,342 shares of common tock of the Company through 100% ownership of the following privately owned holding Companies: Berkshire International, European Equity Partners, Inc., Sierra Growth and Opportunity, Inc., Histon Financial Services, Medical Technologies, Inc., Suncoast Holdings, Inc (which is also a consulting firm), and Utopia Capital Management, Inc. Mr. Figliolini also owns a 100% interest in Matterhorn Holdings, Inc. ("Matterhorn") a private holding company which owns a total of 1,887,455 shares of common stock of the Company. As an officer and director of Matterhorn, he also shares voting control over all the shares held by that corporation. Matterhorn is also the holder of warrants to purchase a total of 6,500,000 shares exercisable at a price of $.0075. Mr. Figliolini is also an officer and director of Artemis Equity Hedge Fund, Inc., a Bermuda registered fund, which owns 195,599 shares of the Company's common stock. To avoid a possible conflict of interest, Mr. Figliolini has agreed to abstain from voting the shares owned by Artemis. Such shares will be voted by other management members of Artemis.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Shares owned prior to the offering include the shares issuable upon exercise of the options set forth in the "Total Shares Offered" column. The above percentages are based on 14,845,725 shares of common stock outstanding prior to the offering and 17,345,725 shares of common stock outstanding after the offering.

         Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns. The address of each of the above selling shareholders is c/o Receivable Acquisition & Management Corporation, 140 Broadway, 46th Floor, New York, New York 10005.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Pink Sheets, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Pink Sheets, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

      o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 5, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's Schedule 14C Information Statement, as filed with the SEC on January 21, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on February 17, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's Schedule 14A Proxy Statement, as filed with the SEC on March 19, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 17, 2004, which is hereby incorporated by reference.


         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Max Khan, CEO, Receivable Acquisition & Management Corporation, 140 Broadway, 46th Floor, New York, New York 10005.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Washington law, a director or officer of our company shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate the right of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Pink Sheets. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        2,500,000 SHARES OF COMMON STOCK

                                 ---------------
                                   PROSPECTUS
                                 ---------------

                               September 13, 2004

PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Statutory and Non-Statutory Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION, THE 2004 STATUTORY AND NON-STATUTORY STOCK OPTION PLAN.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2004 Statutory and Non-Statutory Stock Option Plan are available without charge by contacting:

Max Khan, CEO
Receivable Acquisition & Management Corporation
140 Broadway, 46th Floor
New York, New York 10005

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 5, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's Schedule 14C Information Statement, as filed with the SEC on January 21, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on February 17, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's Schedule 14A Proxy Statement, as filed with the SEC on March 19, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 17, 2004, which is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Washington law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.


ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT
         ------   -------

            4.1 2004 Statutory and Non-Statutory Stock Option Plan (Incorporated by reference to the Schedule 14A Proxy Statement filed with the SEC on March 19, 2004)

            5.1   Opinion of Sichenzia Ross Friedman Ference LLP

            23.1  Consent of BAGELL, JOSEPHS & COMPANY, L.L.C.

            23.2  Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           To include any material information with respect to
the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 9, 2004.


                                RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

                                /s/ Max Khan
                                ---------------------------------------------
                                Max Khan
                                President, CEO, Principal Accounting/Financial Officer and Director



         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on September 9, 2004.

                                /s/ Gobind Sahney
                                ---------------------------------------------
                                Gobind Sahney
                                Chairman of the Board


                                ---------------------------------------------
                                Steven Lowe
                                Secretary and Director